UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 5.02 below are incorporated by reference into this Item 1.01.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan and Long-Term Incentive Plan

On August 17, 2021, the compensation committee (the “Compensation Committee”) of the board of directors of EVO Transportation & Energy Services, Inc. (the “Company”) approved the EVO Transportation & Energy Services, Inc. 2021 Annual Incentive Plan (the “2021 AIP”), to provide the terms of annual bonus opportunities to be granted to the Company’s executive officers and other participating employees. The purposes of the 2021 AIP are to maintain a competitive level of total cash compensation and to align the interests of the Company’s executives and other employees with those of the Company’s shareholders and with the strategic objectives of the Company.

The 2021 AIP provides the Company’s executive officers and other participating employees with an opportunity to earn cash incentive compensation based upon the achievement of performance goals over a specified performance period. All of the Company’s executive officers and certain other employees designated as eligible employees from time to time are eligible to participate in the 2021 AIP. The 2021 AIP focuses on achievement of certain annual objectives and goals, as determined by the Compensation Committee at the beginning of each calendar year, and provides that the participants may earn a pre-determined percentage of their respective base salaries for the achievement of such specified goals. Under the 2021 AIP, the payout opportunity is contingent upon meeting the threshold performance levels, and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level. With respect to the Company’s chief executive officer, the target award equals 50% of 2021 base salary, and with respect to the Company’s other named executive officers the target award equals 40% of base salary, all as adjusted based upon meeting or exceeding the performance levels established by the Compensation Committee for 2021, and cannot exceed a maximum payment limit specified by the Compensation Committee. The 2021 AIP also provides that each named executive officer’s award will be forfeited if such executive officer’s employment does not continue through December 31 of the applicable plan year.

The performance metrics on which awards under the 2021 AIP will be granted include 2021 revenue and EBITDA, and payment of incentive awards under the 2021 AIP is dependent upon achievement of defined goals for each performance metric.  However, the Compensation Committee retains the discretion to increase, reduce or eliminate any incentive award that becomes payable under the 2021 AIP.  Awards under the 2021 AIP will be granted for services provided in calendar year 2021 and will be payable in 2022. Incentive awards under the 2021 AIP are paid in cash following the end of calendar year 2021 and after the Compensation Committee has determined and certified the level of performance achieved and the incentive awards earned.

Also on August 17, 2021, the Compensation Committee approved the EVO Transportation & Energy Services, Inc. 2021 Annual Incentive Plan (the “2021 LTIP”), pursuant to which the Company expects to make annual long term incentive awards based on shares of the Company’s common stock, including restricted stock units (“RSUs”) and non-statutory stock options. Under the 2021 LTIP, the Compensation Committee will make time-based RSU and stock option awards to key employees, including the named executive officers. The value of the 2021 LTIP awards will be based upon a percentage of the named executive officer’s salary. Under the 2021 LTIP, a named executive officer’s 2021 LTIP award is comprised of 50% of time-based RSUs and 50% stock options. Time-based RSU awards under the 2021 LTIP will vest three years from the date of grant, and stock option awards will vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant conditional upon continued employment with the Company.

The foregoing descriptions of the 2021 AIP and 2021 LTIP do not purport to be complete and are qualified in its entirety by reference to the copies of the 2021 AIP and 2021 LTIP filed as Exhibits 99.1 and 99.2 to the Current Report on Form 8-K and incorporated herein by reference.

Stock Option Repricing

On September 1, 2021, the Company reduced the exercise price of certain stock options previously granted to certain named executive officers of the Company and other key employees from an original exercise price of $2.50 per share to an exercise price of $1.50 per share, which the board of directors determined was equal to or greater than the fair market value of the Company’s common stock.  A total of 4,394,999 options were subject to the exercise price reduction, including 2,473,231 options held by Thomas Abood, the Company’s chief executive officer, 1,317,769 options held by Damon Cuzick, the Company’s chief operating officer, 418,577 options held by Eugene Putnam, the Company’s chief financial officer, and 20,000 options held by Billy (Trey) Peck, Jr., the Company’s executive vice president. Also, as a result of the option repricing, the strike price of the warrant to purchase 750,000 shares of common stock issued to R. Scott Wheeler, the Company’s chief administrative officer, in February 2021 equals $1.50 pursuant to the terms of the warrant.   Except for the reduction in exercise price, all terms and conditions of the options and warrant remain the same.

Stock Options

On August 3, 2021, in connection with his appointment as executive vice president, general counsel and secretary, the Company granted 750,000 ten-year non-qualified stock options to Patrick Seul to purchase shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2018 Stock Incentive Plan (the “Amended 2018 Plan”). The options are exercisable at a price of $1.50 per share, which the Company’s board of directors determined was equal to or greater than the fair market value of the Company’s common stock on the grant date. 250,000 of the options vested at the time of grant, 250,000 of the options fully vest on June 21, 2022, and the remaining 250,000 fully vest on June 21, 2023.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	EVO Transportation & Energy Services, Inc. 2021 Annual Incentive Plan
99.2	EVO Transportation & Energy Services, Inc. 2021 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2021	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer